Exhibit 10.7

LICENSE AGREEMENT

Effective as of September 1, 2012 (the “Effective Date”), St. Jude Children’s Research Hospital, having a principal place of business at (“INSTITUTION”), and Ultragenyx Pharmaceutical, Inc., a Delaware corporation having a principal place of business at 60 Leveroni Court, Novato, CA (“LICENSEE”), agree as follows:

1. BACKGROUND

1.1. INSTITUTION has an assignment of certain Technology, as hereinafter defined, from the laboratory of Dr. Alessandra D’Azzo.

1.2. INSTITUTION desires to have the Technology perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

1.3. LICENSEE desires a license under said Technology to develop, manufacture, have made, use, and sell product(s) incorporating the Technology.

2. DEFINITIONS

2.1. “Affiliate” means any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with LICENSEE. For the purpose of this definition, “control” shall mean the direct or indirect beneficial ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

2.2. “Licensed Field” means [***].

2.3. “Licensed Know-How” means scientific, clinical or other information, knowledge and know-how and materials developed in laboratory of Dr. Alessandra D’Azzo as of the Effective Date and for a period of [***] years thereafter that are directed to the Technology, including but not limited to data, reports, and materials from preclinical studies, cell lines, or other specific assay reagents for assays or enzyme production processes, and access to the mouse models for purposes of development of enzyme replacement therapy for galactosialidosis and other materials related to the development and implementation of related products.

2.4. “Licensed Patent(s)” means (i) U.S. provisional application nos. [***] and any future applications that claim priority to any of the foregoing provisional applications, (ii) all divisions, substitutions and continuations of any of the preceding, (iii) all foreign patent applications corresponding to or claiming, priority from any of the preceding, and (iv) all U.S. and foreign patents issuing on any of the preceding, including patents of addition, reexaminations, reissues and extensions.

2.5. “Monogenetic Disorders” means diseases caused by a mutation in a single gene. For the avoidance of doubt, this term does not include Alzheimer’s Disease or any form of cancer.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.6. “Net Sales” means the gross revenue received by LICENSEE and/or its Affiliates or Sublicensees from sales of Products to third parties, less the following items but only insofar as they are included in such gross revenue: (i) import, export, value added, excise and sales taxes, tariffs, and custom duties; (ii) rebates, refunds, and credits for any rejected or returned Products or because of retroactive price reductions, rebates or chargebacks; (iii) charges for packaging, shipping and insurance; and (iv) trade, cash or quantity discounts or rebates to the extent actually granted (including Medicaid and other government-mandated rebates).

2.7. “Orphan Drug Product” means a Product for a specific indication for the which the FDA has granted “Orphan-drug exclusive approval” as defined in 21 CFR Part 316 or which has been granted Orphan Drug exclusivity under similar regulations in the European Union or Japan.

2.8. “Product” means any PPCA protein product discovered, developed, manufactured and/or commercialized by or on behalf of LICENSEE or its Affiliates for which LICENSEE or its Affiliates incorporates and uses any Licensed Know-How in its regulatory filings to support its regulatory approval.

2.9. “Retained Field” means all uses of PPCA outside the Licensed Field.

2.10. “Technology” means the technology developed in the laboratory of Dr. Alessandra D’Azzo as of the Effective Date relating to the use of Protective Protein/Cathepsin A (“PPCA”) protein to treat, prevent and/or diagnose galactosialidosis and other Monogenetic Disorders.

3. GRANT

3.1. INSTITUTION hereby grants and LICENSEE hereby accepts a worldwide, exclusive license, with the right to grant sublicense under multiple tiers, under the Licensed Know-How to make, have made, import, use, sell and offer for sale and otherwise commercialize and exploit Products in the Licensed Field, and practice any method, process or procedure within the Licensed Know-How and/or Licensed Patents in connection therewith.

3.2. Notwithstanding Section 3.1, INSTITUTION shall retain the nontransferable right to practice the Licensed Patents for its internal, academic, non-commercial research.

3.3. INSTITUTION hereby grants LICENSEE a right of first negotiation to obtain an exclusive license under the Licensed Patents, together with an exclusive license under the Licensed Know-How in the Retained Field. INSTITUTION shall promptly notify LICENSEE in writing when it is ready to negotiate such a license and in any case prior to INSTITUTION presenting any third party with the opportunity to obtain such a license under such Licensed Patents or Licensed Know-How. LICENSEE shall notify INSTITUTION within [***] days after receiving such notification as to whether it desires to obtain such right. In the event LICENSEE notifies INSTITUTION in writing of its desire to obtain such right, then INSTITUTION shall negotiate in good faith with LICENSEE on an exclusive basis for a period of [***] months to agree upon the terms and conditions under which LICENSEE shall obtain such right. In the event LICENSEE does not notify INSTITUTION of its desire within such [***] day period, or if LICENSEE so notifies INSTITUTION, but INSTITUTION and LICENSEE do not reach

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

agreement on such terms and conditions within such [***] months period despite good faith negotiations, then INSTITUTION shall have the right to negotiate with any third party with respect to such grant of right, provided that INSTITUTION shall not grant any third party such right on terms and conditions, taken as a whole, that are less favorable to INSTITUTION than those last offered by LICENSEE.

4. GOVERNMENT RIGHTS

The rights for which a license is granted hereunder shall be subject to all of the terms, conditions and limitations of Title 35 United States Code Sections 200 through 212 (the “Bayh-Dole Act”) to the extent that such rights constitute a “subject invention” as that term is defined in the Bayh-Dole Act.

5. DILIGENCE. LICENSEE shall use commercially reasonable efforts to develop and commercialize at least one (1) Product, consistent with sound and reasonable business practices and judgments, provided that LICENSEE’s interest in any other products designed to treat or prevent Galactosialidosis shall not be taken into account when considering the commercial reasonableness of LICENSEE’s efforts with respect to Products. LICENSEE shall submit to INSTITUTION a written progress report within [***] days of January 1 each year after the Effective Date describing all activities conducted during the previous year to diligently develop and commercialize Products. Any efforts of LICENSEE’s Affiliates and sublicensees shall be considered efforts of LICENSEE for the sole purpose of determining LICENSEE’s compliance with its obligation under this Section 5.

6. PAYMENTS

6.1. LICENSEE agrees to pay to INSTITUTION a nonrefundable, license issue fee of Ten Thousand Dollars ($10,000.00) within [***] days of the Effective Date.

6.2. Subject to Section 6.4, LICENSEE shall pay to INSTITUTION royalties equal to [***] percent ([***]%) of Net Sales of Products sold by LICENSEE or its Affiliates or Sublicensees which are Orphan Drug Products, but only on a Product-by-Product and country-by-country basis for so long as, and only in the country where, such Product has market exclusivity as an Orphan Drug Product.

6.3. In the event that an Orphan Drug Product under this Agreement is sold in a combination product containing other active components, then Net Sales on the combination product shall be calculated using one of the following methods:

(a) By multiplying the net selling price of the combination product by the fraction A/(A+B) where A is the gross selling price, during the royalty-paying period being considered, of such Product sold separately, and B is the gross selling price, during the royalty period in question, of the other active components sold separately; or

(b) In the event that no such separate sales are made of such Product, Net Sales on the combination product for royalty determination shall be as reasonably allocated between such Product and the other active components, based on their relative importance and proprietary protection, as agreed by the parties. If the parties fail to reach agreement such allocation shall be submitted to binding arbitration.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.4. No more than one royalty payment shall be due with respect to a sale of a particular Product. No royalty shall be payable under Section 6.2 with respect to sales of Products among LICENSEE and its Affiliates or Sublicensees or with respect to Products distributed without charge for use in research and/or development, in clinical trials or as promotional samples or otherwise distributed without charge to third parties.

6.5. For the purpose of determining amounts payable under this Agreement, any Net Sales denominated in currencies other than U.S. dollars shall be converted into U.S. dollars according to LICENSEE’s reasonable standard internal conversion procedures, including LICENSEE’s standard internal rates and conversion schedule. All payments to INSTITUTION shall be made in U.S. dollars.

7. REPORTS, PAYMENTS AND ACCOUNTING

7.1. Beginning with the first sale of an Orphan Drug Product, LICENSEE shall make written reports of royalty payments due, if any, to INSTITUTION within [***] days of [***] and [***]. This report shall state the number, description, and aggregate Net Sales of the applicable Product(s) received by LICENSEE during the previous completed calendar half year, and resulting calculations of royalty payments due INSTITUTION pursuant to Sections 6.2 through 6.5 for such completed calendar half year. Concurrent with the submission of each such report, LICENSEE shall pay INSTITUTION any royalties due for the [***] covered by such report.

7.2. LICENSEE agrees to keep and maintain records for a period of [***] years showing the sale, use and other disposition of Orphan Drug Products sold or otherwise disposed of under the license herein granted. Such records will include sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined. LICENSEE further agrees to permit its books and records to be examined by an independent certified public accountant selected by INSTITUTION and acceptable to LICENSEE once per calendar year during the term of this Agreement, for the sole purpose of verifying the reports and payments made by LICENSEE. Such examination shall be made at LICENSEE’S place of business during ordinary business hours with at least [***] days prior written notice. Such examination is to be at the expense of INSTITUTION except in the event that the results of the audit reveal an under reporting of payments due INSTITUTION of [***] percent ([***]%) or more, then the audit costs shall be paid by LICENSEE within [***] days of notice by INSTITUTION to LICENSEE.

8. NEGATION OF WARRANTIES

8.1. Nothing in this Agreement is or shall be construed as:

(a) A warranty or representation by INSTITUTION as to the validity or scope of any Licensed Patent(s);

(b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) An obligation to bring or prosecute actions or suits against third parties for infringement except to the extent and in the circumstances described in Article 13;

(d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of INSTITUTION or other persons other than to the Licensed Patent(s), regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent(s); or

(e) An obligation to furnish any technology or technological information, except as expressly set forth in this Agreement.

8.2. Except as expressly set forth in this Agreement, INSTITUTION MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9. REPRESENTATIONS AND WARRANTIES

9.1. INSTITUTION represents and warrants that it owns all right, title and interest in and to the Technology, Licensed Know-How and Licensed Patents, subject to the license set forth in Section 3.1.

9.2. INSTITUTION represents and warrants that it has not granted any third party right or interest in any of the Technology, Licensed Know-How or Licensed Patents that is inconsistent with the rights granted to LICENSEE herein and will not grant any third party such a right during the term of this Agreement.

9.3. INSTITUTION represents and warrants that it has the power to enter into this Agreement and the right to grant the rights granted herein to LICENSEE.

9.4. LICENSEE represents and warrants that it has the power to enter into this Agreement and meet its obligations under this Agreement.

9.5. INSTITUTION represents and warrants that Licensed Patents do not claim the use of Products in the Licensed Field.

10. INDEMNITY

10.1. LICENSEE agrees to indemnify, hold harmless, and defend INSTITUTION and its respective trustees, officers, employees, students, and agents (the “Indemnitees”) against any and all liability, damage, loss or expense incurred by or imposed on the Indemnitees or any one of them, arising out of third party claims arising out of the manufacture, use, sale, or other disposition of Product(s) by LICENSEE or its Affiliates or Sublicensee(s), or the exercise of the license granted herein, except to the extent arising out of the gross negligence or willful misconduct of any Indemnitee.

10.2. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES WHATSOEVER, WHETHER GROUNDED IN TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, CONTRACT OR OTHERWISE.

11. INSTITUTION NAMES AND MARKS

11.1. LICENSEE agrees not to identify INSTITUTION or use the name of any INSTITUTION faculty member, employee, or student or any trademark, service mark, trade name, or symbol of INSTITUTION or that is associated with INSTITUTION in any promotional advertising or other promotional materials to be disseminated to the public without INSTITUTION’s prior written consent, which consent shall not be unreasonably withheld. INSTITUTION and LICENSEE agree that reports in scientific literature and presentations of research and development work are not considered promotional materials. Promotional materials shall also not include disclosures required under any laws or government regulations or by the rules of any stock exchange of any country.

11.2. Notwithstanding Section 11.1, LICENSEE may publicly disclose, on its website or otherwise, that it has obtained from INSTITUTION an exclusive license under the Licensed Know-How.

12. TERM AND TERMINATION

12.1. This Agreement shall be effective as of the Effective Date and, unless earlier terminated in accordance with Sections 12.2 or 12.3, shall expire upon expiration of the last payment obligation of LICENSEE under Section 6.2. After the expiration of this Agreement, the license granted to LICENSEE hereunder shall become fully-paid, royalty-free, perpetual and irrevocable.

12.2. LICENSEE may terminate this Agreement as a whole or solely with respect to any country by giving INSTITUTION notice in writing at least thirty (30) days in advance of the effective date of termination selected by LICENSEE.

12.3. INSTITUTION may terminate this Agreement if LICENSEE is in material breach of any provision hereof and LICENSEE fails to remedy any such breach within sixty (60) days after receipt of written notice thereof by INSTITUTION. Upon any such termination, (i) LICENSEE and its Affiliates shall have six (6) months to complete the manufacture of any Products that then are work in progress and to sell their inventory of Products, provided LICENSEE pays the applicable royalties in accordance with Section 6.2, and (ii) INSTITUTION shall accept an assignment by LICENSEE of any sublicenses granted by LICENSEE to third parties, and any sublicense so assigned shall remain in full force and effect.

12.4. Surviving any termination are:

(a) LICENSEE’s obligation to pay royalties accrued prior to termination;

(b) Any cause of action or claim of LICENSEE or INSTITUTION, accrued, because of any breach or default by the other party; and

(c) The provisions of Articles 7, 8, 10, 14 and 16.

13. ASSIGNMENT

Neither party may assign this Agreement or any part hereof without the express written consent of the other, which consent shall not be unreasonably withheld; provided, however, LICENSEE may assign this Agreement or any portion hereof to an Affiliate or to a successor of all or substantially all its assets, stock or business relating hereto without the written consent of INSTITUTION and shall provide INSTITUTION notice of any such assignment.

14. ARBITRATION

14.1. Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the JAMS rules.

14.2. Upon request by either party, arbitration will be initiated by a third party arbitrator mutually agreed upon in writing by LICENSEE and INSTITUTION within [***] days of such arbitration request. Judgment upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in a court having jurisdiction thereof. The parties agree that any provision of applicable law notwithstanding, they will not request and the arbitrators shall have no authority to award punitive or exemplary damages against any party. The costs of the arbitration, including administrative fees and fees of the arbitrators shall be shared equally by the parties. Each party shall bear the cost of its own attorneys’ fees and expert fees.

14.3. Any arbitration shall be held at a location mutually agreed upon by the parties.

14.4. The parties shall maintain the confidential nature of the arbitration proceeding and the Award, including the Hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an Award or its enforcement, or unless otherwise required by law or judicial decision.

15. NOTICES

All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, or overnight deliver service (e.g., DHL, Federal Express) and addressed as follows:

To INSTITUTION:	St. Jude Children’s Research Hospital 262 Danny Thomas Place Memphis, TN 38105 Attention: Technology Licensing Director

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

To LICENSEE:	Ultragenyx Pharmaceutical Inc., 60 Leveroni Court, Novato, CA 94949; Attention: Chief Executive Officer

Either party may change its address upon written notice to the other party.

16. CONFIDENTIALITY

INSTITUTION shall maintain this Agreement and the reports and any information provided by LICENSEE to INSTITUTION pursuant to Sections 5 and 7 in confidence and not disclose such information or reports to any third party, except as required by law and disclosed after notice, to LICENSEE and after requesting confidential treatment and a protective order, if available.

17. WAIVER

None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

18. APPLICABLE LAW

This Agreement shall be governed by the laws of the State of New York, without reference to principles of conflicts of laws.

19. ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between LICENSEE and INSTITUTION and supersedes all prior communications, understandings and agreements with respect to the subject matter of this Agreement. This Agreement may not be amended except with a written agreement signed by LICENSEE and INSTITUTION.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the Effective Date Set forth above.

Ultragenyz Pharmaceutical, Inc.		St. Jude Children’s Research Hospital

By:	/s/ Tom Kassberg	By:	/s/ J. Scott Elmer
Name: Tom Kassberg		Name: J. Scott Elmer
Title: CBO		Title: Director, Office of Technology Licensing